GB SCIENCES, INC.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), is entered into as of April 23, 2019 (the “Effective Date”), by and between GB Sciences, Inc., a Nevada corporation (the “Company”), and Iliad Research and Trading, L.P., a Utah limited partnership (the “Investor”).

WHEREAS, the Company wishes to issue and sell to the Investor and the Investor wishes to purchase from the Company an 8% Convertible Promissory Note in the principal amount of $2,765,000.00, convertible into shares of the Company’s Common Stock, par value $.0001 per share, at a conversion price of $0.17 per share (the “Note”), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

1.AUTHORIZATION AND SALE OF NOTE

1.1Authorization of Shares.  The Company has authorized (a) the sale and issuance to the Investor of the Note and (b) the issuance of such shares of Common Stock to be issued upon conversion of the Note (the “Conversion Shares”).  The Note shall be in the form attached hereto as Exhibit A.

1.2Advance.  Subject to the terms and conditions hereof, at the Closing, the Company shall issue the Note to the Investor, and the Investor shall advance the Company a loan in the principal amount of $2,500,000 (the “Advance”) which shall be evidenced by the Note. The Note carries an original issue discount of $250,000.00 (the “OID”) and $15,000.00 to pay for the Investor’s legal fees, accounting costs, and other expenses incurred in performing due diligence for this transaction (the “Transaction Expenses”). The original principal amount of the Note shall be $2,765,000.00 (the Advance plus the OID plus the Transaction Expenses).

1.3Closing.  The closing of the sale and purchase of the Note under this Agreement and the Advance thereunder (the “Closing”) shall take place on the Effective Date of this Agreement, at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah or at such other time or place as the Company and the Investor may mutually agree (the date of the Closing is hereinafter referred to as the “Closing Date”).  At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Investor the Note to be purchased by the Investor, against receipt by the Company of the proceeds of the Advance by check made payable to the order of, or wire transfer to, the Company in accordance with the wire instructions included as Exhibit B to this Agreement.

2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on a Schedule of Exceptions delivered by the Company to the Investor, the Company hereby represents and warrants to the Investor that:

2.1Organization and Standing; Qualifications.  The Company is a corporation validly existing and in good standing under the laws of the State of Nevada.  The Company has all requisite power and authority to own and operate its properties and assets, and to carry on its business as conducted and as proposed to be conducted.  The Company is duly qualified to transact business in each jurisdiction in which the failure to so qualify could, singly or in the aggregate, have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in (i) the business, operations, financial condition, results of operations, properties, prospects, assets or liabilities of the Company and its Subsidiaries (defined below) taken as a whole, or (ii) on the authority or ability of the Company to perform its obligations under this Agreement, the Note, and the other agreements, instruments and documents contemplated hereby (collectively, the “Transaction Documents”). For the avoidance of doubt, a “Material Adverse Effect” shall include, without limitation, any such material adverse effect occurring as a result of (i) a change in any law or legal requirement or the enforcement thereof, (ii) any loss by any applicable subsidiary of any license or permit necessary for the conduct by the Company of its business or proposed business, or (iii) any failure by the Company or any applicable subsidiary to comply in any material respect with all legal requirements of the State of Nevada, including, without limitation, by maintaining and complying with, all applicable licenses, permits and approvals of all governmental authorities in the State of Nevada (collectively, “Nevada Legal Requirements”).

2.2Corporate Power.  The Company has all requisite power and authority to execute and deliver this Agreement, to sell and issue the Note hereunder, to issue the Conversion Shares and to carry out and perform its obligations under the terms of this Agreement and each of the Transaction Documents.

2.3Authorization.

2.3.1All corporate action on the part of the Company, its officers, directors and stockholders, necessary for (i) the authorization, execution and delivery of the Agreement by the Company, (ii) the authorization, sale, issuance and delivery of the Note and the Conversion Shares, and (iii) the performance of all of the Company’s obligations under the Transaction Documents, has been taken.  This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

2.3.2The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Note, will be duly and validly issued, fully paid, and non-assessable and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws.

2.4Capitalization.  The capitalization of the Company is as follows:

2.4.1The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock.

2.4.2As of April 12, 2019, the issued and outstanding capital stock of the Company consisted of 243,508,616 shares of Common Stock.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

2.4.3As of April 12, 2019, the Company had (a) 14,616,334 shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Company’s 2007 Amended Stock Option Plan, 2014 Equity Compensation Plan and 2018 Stock Plan (the “Option Plans”) and (b) 94,433,113 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.

2.4.4As of April 12, 2019, the Company had 6,300,333 shares of Common Stock available for future grant under the Option Plans.

2.4.5As of April 12, 2019, the Company had outstanding convertible promissory notes convertible into 13,851,529 shares of Common Stock.

With the exception of the foregoing in this Section 2.4 and as set forth on Schedule 2.4, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

2.5Subsidiaries.  Except for the subsidiaries of the Company  (collectively, the “Subsidiaries”) set forth in the SEC Documents (as defined below), the Company does not have any subsidiaries, and the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.  Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation.  Each Subsidiary has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a Material Adverse Effect.

2.6Non-Contravention.  The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not (i) contravene or conflict with any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any Subsidiary, or the bylaws of the Company; (ii) assuming the accuracy of the representations and warranties made by the Investor in Section 3 hereof, constitute a violation in any respect of any provision of any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary; or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) or require any consent under, give rise to any right of termination, amendment, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any Subsidiary is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or any Subsidiary under, any contract to which the Company or any Subsidiary is a party or any permit, license or similar right relating to the Company or any Subsidiary or by which the Company or any Subsidiary may be bound or affected.

2.7Compliance with Law and Charter Documents; Regulatory Permits.  Neither the Company nor any Subsidiary is in violation or default of any provisions of its certificate of incorporation, bylaws or similar organizational document, as applicable.  The Company and each Subsidiary have materially complied and are currently in material compliance with all applicable judgments, decrees, statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s or each Subsidiary’s business or property (“Laws”), and neither the Company nor any Subsidiary has received notice that it is in violation of any statute, rule or regulation of any governmental authority applicable to it, other than U.S. Federal Law governing the production and sale of cannabis.  Except as provided on Schedule 2.7 attached hereto, neither the Company nor any Subsidiary is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company and any Subsidiary are bound, which default would be reasonably likely to have a Material Adverse Effect. The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business as described in the SEC Documents (as defined below), except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

2.8SEC Documents.

2.8.1Reports.  The Company has filed on the Securities and Exchange Commission’s (“SEC”) EDGAR system, prior to the date hereof, its Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (the “Form 10-K”), its quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2018, June 30, 2018 and December 31, 2018 (the “Form 10-Qs”), and any Current Report on Form 8-K (“Form 8-Ks”) required to be filed by the Company with the SEC for events occurring during the two (2) years prior to the date hereof (the Form 10-K, Form 10-Qs and Form 8-Ks, together with all exhibits, schedules and other attachments that are filed with such documents, are collectively referred to herein as the “SEC Documents”).  Each SEC Document, as of its date (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Each SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”), during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), correspond to the books and records of the Company and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date of this Agreement and to which the Company is a party or by which the Company is bound which has not been previously filed or incorporated by reference as an exhibit to the SEC Documents.

2.8.2Sarbanes-Oxley. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 as of the date hereof. Such certifications contain no exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy of such certifications. The Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the SEC.

2.9Absence of Certain Changes. Except as set forth in the SEC Documents or Schedule 2.9, since March 31, 2018, the business and operations of the Company and each Subsidiary have been conducted in the ordinary course consistent with past practice, and there has not been:

2.9.1any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company;

2.9.2any repurchase, redemption or other acquisition by the Company of any outstanding shares of the Company’s capital stock;

2.9.3any reduction in the Company’s ownership interest in, or distribution rights as a member of any Subsidiary;

2.9.4any damage, destruction or loss to the Company’s or any Subsidiary’s properties or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

2.9.5any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

2.9.6any material change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC;

2.9.7any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company, any Subsidiary or any of their assets or properties are bound or subject that could be expected to have a Material Adverse Effect;

2.9.8any other event or condition of any character, except for such events and conditions that have not resulted, and are not reasonably expected to result either individually or collectively, in a Material Adverse Effect;

2.9.9any sale of any assets, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business; or

2.9.10any capital expenditures, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business.

2.10Intellectual Property. To the Company’s knowledge, the Company and each Subsidiary own or possess sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, or other intellectual property (collectively, “Intellectual Property”), which are necessary to conduct their business as currently conducted, except where the failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any Subsidiary has infringed any patents of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and no patent owned or licensed by the Company or any Subsidiary is unenforceable or invalid. To the Company’s knowledge, there is no claim, action or proceeding against the Company or any Subsidiary with respect to any Intellectual Property. The Company has no actual knowledge of any infringement or improper use by any third party with respect to any Intellectual Property of the Company or any Subsidiary which would reasonably be expected to result in a Material Adverse Effect. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of such of its Intellectual Property as the Company is required to keep secret. None of the Company’s Intellectual Property has expired or terminated. All of the patent assignments concerning the Intellectual Property which are of record in the United States Patent and Trademark Office as to which the Company is the assignee are believed to be valid and binding obligations of the assignor(s).

3.REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company as follows:

3.1Experience. The Investor understands that the Note and the Conversion Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Note as principal for its own account and not with a view to or for distributing or reselling such Note or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Note in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Note in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Investor’s right to sell the Note pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

3.2Restricted Securities. The Investor understands that the Note and the Conversion Shares issuable upon conversion of the Note may only be sold pursuant to an effective registration statement or a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the offering and sale of the Note is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Investor contained in this Agreement. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

3.3Investor Status. At the time such Investor was offered the Note, it was, and as of the date hereof it is, and on each date on which it converts the Note it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

3.4Experience of Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment. Investor represents and warrants that Investor has only relied on information set forth in the SEC Documents and this Agreement in connection with Investor’s investment in the Note.

3.5Ability to Bear Risk. The Investor understands and agrees that purchase of the Note is a high risk investment and the Investor is able to afford an investment in a speculative venture having the risks and objectives of the Company. The Investor’s overall commitment to investments which are not readily marketable is not excessive in view of the Investor’s net worth and financial circumstances and the purchase of the Note will not cause such commitment to become excessive. This investment is a suitable one for the Investor. The Investor must bear the substantial economic risks of the investment in the Note indefinitely because neither the Note nor the Conversion Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

3.6Approval. The Purchaser understands that neither the SEC nor any state securities commission has approved or disapproved of the sale of the Note or Conversion Shares or passed upon or confirmed the accuracy or determined the accuracy of the Company’s representations and warranties set forth in this Agreement.

3.7Disclosure of Information. The Investor further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Note and the business, prospects, properties and financial condition of the Company.

3.8Legends. It is understood that the certificates evidencing the Note and the Conversion Shares may bear one or all of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

3.9Authorization. The execution, delivery and performance by the Investor of the Agreement has been duly authorized by all requisite action of the Investor. The Agreement, when executed and delivered by the Investor, shall constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

4.INVESTOR’S CONDITIONS TO CLOSING

The Investor’s obligation to make the Advance under the Note at the Closing is, at the option of the Investor, subject to the fulfillment of the following conditions:

4.1Representations and Warranties True and Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct as of the date of such Advance, with the same effect as if made as of such date.

4.2Board Approval. The Company shall have delivered to the Investor evidence of the approval of this Agreement and the transactions contemplated hereby by the Board of Directors of the Company, in form and substance satisfactory to the Investor and its counsel.

4.3Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such date shall have been performed or complied with.

4.4Compliance with Nevada Legal Requirement. The business and operations of the Company and all applicable Subsidiaries shall be in compliance with all Nevada Legal Requirements.

4.5No Material Adverse Effect. No Material Adverse Effect shall have occurred.

4.6Additional Documentation. The Company shall have executed and delivered to the Investor a Secretary’s Certificate in substantially the form attached hereto as Exhibit C, and a Share Issuance Resolution in substantially the form attached hereto as Exhibit D.

5.COMPANY’S CONDITIONS TO CLOSING

The Company’s obligation to sell and issue the Note to the Investor at the Closing and to make additional borrowings under the Note, is, at the option of the Company, subject to the fulfillment of the following conditions:

5.1Representations and Warranties True and Correct. The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the date of such Advance, with the same effect as if made as of such date.

5.2Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Investor on or prior to such date shall have been performed or complied with.

6.COVENANTS.

6.1Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Note and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Note from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Note or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental authority that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Note.

6.2Inspection Rights. Investor (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during usual business hours, to inspect the books and records of the Company and each Subsidiary and to make copies thereof, and the right to check, test, and inspect all equipment, materials, and facilities of the Company and each Subsidiary.

6.3Further Assurances. The Company shall cure promptly any defects in the creation and issuance of the Note and the Conversion Shares, and in the execution and delivery of the Transaction Documents. The Company, at its expense, shall execute and deliver promptly to the Investor upon request all such other and further documents, agreements and instruments as may be reasonably necessary to permit the Company to comply with its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be necessary or appropriate in connection therewith.

6.4Registrations Rights.

6.4.1Required Registration.  The Company shall, no later than thirty calendar days following the Effective Date (the “Filing Deadline”), prepare and file with the SEC a registration statement under the Securities Act (the “Required Registration Statement”) covering the resale of the Conversion Shares, and use its best efforts to cause such registration statement to become effective as soon as practicable thereafter and to keep such registration statement effective until such time as the Conversion Shares have been sold or may be sold under Rule 144 without volume limitation. If (i) the Required Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Required Registration Statement is not declared effective by the SEC for any reason on or prior to the 120th day following the Effective Date, or (iii) at any time after it is declared effective, (A) the Required Registration Statement ceases for any reason to remain continuously effective or (B) the Investor is not otherwise permitted to utilize the prospectus therein to resell the Conversion Shares for any reason for more than an aggregate of twenty (20) consecutive trading days (any such event under clauses (i)-(iii) being a “Registration Default”), then in addition to any other rights the Investor may have hereunder, under the Note or under applicable law, upon such Registration Default and on each monthly anniversary thereof (until such Registration Default is cured or the Conversion Shares are eligible for resale pursuant to Rule 144 without volume limitation), the Company shall pay to the Investor, as partial liquidated damages and not as a penalty, an amount equal to two percent (2%) of the aggregate Advances that have been made under the Note with respect to Conversion Shares then held by the Investor or issuable under the Note.

6.4.2Right to Include Conversion Shares. In addition, each time that the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a stockholder or stockholders, other than Registration Statements on Forms S-4 or S-8 (or similar or successor forms), other than pursuant to the Registration Statement on Form S-1 previously filed with the SEC (a “Proposed Registration”), and at such time the Conversion Shares are not subject to an effective registration statement under Section 6.5.1., the Company shall promptly give written notice of such Proposed Registration to the Investor (which notice shall be given in no event less than ten (10) days prior to the expected filing date of the Proposed Registration) and shall offer Investor the right to request inclusion of any of such Investor’s Conversion Shares in the Proposed Registration. The rights to piggyback registration may be exercised on an unlimited number of occasions.

6.4.3Piggyback Procedure. The Investor shall have twenty (20) days from the date of receipt of the Company’s notice referred to in Section 6.5.2 above to deliver to the

Company a written request specifying the number of Conversion Shares such Investor intends to sell and such Investor’s intended method of disposition. The Investor shall have the right to withdraw such Investor’s request for inclusion of Investor’s Conversion Shares in any Proposed Registration pursuant to this Section 6.4 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within less than one full business day prior to the date the Proposed Registration is scheduled to become effective.  Subject to Section 6.5.5 below, the Company shall use its reasonable best efforts to include in such Proposed Registration all such Conversion Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered.

6.4.4Selection of Underwriters. The managing underwriter for any Proposed Registration that involves an underwritten public offering shall be one or more reputable nationally recognized investment banks selected by the Company.

6.4.5Priority for Piggyback Registration.

6.4.5.1Notwithstanding any other provision of this Section 6.5, if the managing underwriter of an underwritten public offering determines and advises the Company and the Investor in writing that the inclusion of all Conversion Shares proposed to be included by the Investor in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company’s securities in the Proposed Registration, then the Investor shall not be permitted to include any Conversion Shares in excess of the amount, if any, of Conversion Shares which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company. The securities to be included in a Proposed Registration initiated by the Company shall be allocated: first, to the Company; second, to the Investor, and third, to any others requesting registration of securities of the Company.

6.4.5.2Notwithstanding any portion of the foregoing to the contrary, in no event shall the shares to be sold by the Investor be reduced below twenty percent (20%) of the total amount of securities included in the Proposed Registration. No stockholder of the Company shall be granted piggyback registration rights which would reduce the number of shares to be included by the Investor in such registration without the consent of the Investor.

6.4.5.3If as a result of the provisions of this Section 6.5, the Investor shall not be entitled to include more than 50% of its Conversion Shares in a registration that such Investor has requested to be so included, such Investor may withdraw such Investor’s request to include Conversion Shares in such Proposed Registration.

6.4.6Underwritten Offering. In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 6.5 shall specify that the Conversion Shares be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through the underwriters under such registration. Notwithstanding the foregoing, in the event that the managing underwriter in any underwritten public offering shall notify the Company that inclusion of all or any portion of the Conversion Shares in such Proposed Registration would, in its opinion, adversely affect the potential success of such public offering and the marketability of the securities offered for the account of the Company, the Company may, upon written notice to the Investor, exclude all or a portion of the Conversion Shares from such Proposed Registration, as requested by such managing underwriter; provided, that (a) if any other Common Stock or securities convertible into or exercisable for Common Stock are also intended to be offered for resale by any other selling stockholder(s) in such Proposed Registration (the “Other Registrable Securities”), such Other Registrable Securities shall similarly be excluded from such Proposed Registration, and (b) if the Company or such managing underwriter shall permit a portion of the Conversion Shares and Other Registrable Securities to be included in the Proposed Registration (collectively, the “Permitted Selling Shares”), then the Investor shall be entitled to include in the Proposed Registration a pro-rata portion of the Conversion Shares (determined by the amount by which the number of Conversion Shares to be included bears to the total number of all Permitted Selling Shares).

6.4.7Statutory Cutback. Notwithstanding the foregoing, if the Company determines and advises the Investor in writing that the inclusion of all securities proposed to be included by the Investor in any Proposed Registration would materially and adversely interfere with the potential effectiveness of such Proposed Registration, whether as a result of the interpretation of Rule 415 promulgated under the Securities Act, or otherwise, then the Investor shall not be permitted to include any securities in excess of its pro rata amount (vis-à-vis all other investors as a whole), if any, of securities which the Company shall reasonably and in good faith agree in writing to include in such offering.

6.4.8Additional Covenants.  Until all of the Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, the Company will at all times comply with the following covenants: (i) so long as the Investor beneficially owns the Note or any Conversion Shares, the Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the Securities Act, is publicly available, and will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination; (ii) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, or (d) OTCQB; and (iv) trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market.

7.INDEMNIFICATION.

The Company hereby agrees to indemnify, exonerate and hold harmless the Investor and each of its officers, directors, employees and agents (collectively herein called the “Indemnitees” and individually called an “Indemnitee”), from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorney’s fees and disbursements (collectively herein called the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company in this Agreement or any other Transaction Document, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

8.MISCELLANEOUS

8.1Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit E) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit E attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, the Company represents, warrants and covenants that the Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that the Company will not take a position contrary to the foregoing representations. The Company acknowledges and agrees that the Investor may rely upon the foregoing representations and covenants of the Company regarding the Arbitration Provisions.

8.2Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents (and notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between the Company’s transfer agent and the Company, such litigation specifically includes, without limitation any action between or involving the Company and the transfer agent or otherwise related to the Investor in any way (specifically including, without limitation, any action where the Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to the Investor for any reason)), each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action (specifically including, without limitation, any action where the Company seeks to obtain an injunction, temporary restraining order, or otherwise prohibit the Transfer Agent from issuing shares of Common Stock to the Investor for any reason) outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, the Company covenants and agrees to name the Investor as a party in interest in, and provide written notice to the Investor in accordance with Section 8.6 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement, including without limitation the Transfer Agent) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, including without limitation any action brought by the Company to enjoin or prevent the issuance of any shares of Common Stock to the Investor by the Transfer Agent, and further agrees to timely name the Investor as a party to any such action. The Company acknowledges that the governing law and venue provisions set forth in this Section 8.2 are material terms to induce the Investor to enter into the Transaction Documents and that but for the Company’s agreements set forth in this Section 8.2 the Investor would not have entered into the Transaction Documents.

8.3Specific Performance. The Company acknowledges and agrees that the Investor may suffer irreparable harm in the event that the Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that the Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Investor may be entitled under the Transaction Documents, at law or in equity. The Company specifically agrees that following an Event of Default (as defined in the Note) under the Note, the Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting the Company from issuing any of its common or preferred stock to any party unless the Note is being paid in full simultaneously with such issuance. The Company specifically acknowledges that the Investor’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Lender. For the avoidance of doubt, in the event the Investor seeks to obtain an injunction from a court or an arbitrator against the Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of the Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall the Investor’s pursuit of an injunction prevent the Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

8.4Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including to any transferee of the Note or Conversion Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.5Amendment. Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Company and the Investor. Any amendment or waiver affected in accordance with this Section 8.5 shall be binding upon the Company and each holder of any securities subject to this Agreement (including securities into which such securities are convertible) and future holders of all such securities. The Investor may waive its rights or the Company’s obligations with respect to the Note hereunder without obtaining the consent of any other natural person or Person.

8.6Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth in the Company records, or (c) when received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method. In each case notice shall be sent to the addresses set forth on the Company’s records or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties hereto.

8.7Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

8.8Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

8.9Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.10Survival of Agreement. All covenants and agreements made in this Agreement shall survive the execution and delivery hereof and the issuance, sale and delivery of the Note, and the issuance and delivery of the Conversion Shares. For the avoidance of doubt, the representations and warranties made in this Agreement shall survive the execution and delivery hereof.

8.11Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.12Facsimile/PDF Signatures. This Agreement may be executed and delivered by facsimile or PDF and, upon such delivery, the facsimile or PDF will be deemed to have the same effect as if the original signature had been delivered to the other party. The failure to deliver the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

8.13Entire Agreement. This Agreement, together with the Exhibits hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

8.14Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement on the day and year first set forth above.

GB SCIENCES, INC.

By:

Name: John C. Poss

Title:  CEO and Chairman

ILIAD RESEARCH AND TRADING, L.P.

By: Iliad Management, LLC, its General Partner

By:Fife Trading, Inc., its Manager

By:

            John M. Fife, President

17

EXHIBIT A

Form of Convertible Promissory Note

18

EXHIBIT B

Company Wire Instructions

19

EXHIBIT C

Secretary’s Certificate

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EXHIBIT D

Share Issuance Resolution

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EXHIBIT E

Arbitration Provisions

1.Dispute Resolution. For purposes of this Exhibit F, the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. For the avoidance of doubt, the Investor’s pursuit of an injunction or other Claim pursuant to these Arbitration Provisions or with a court will not later prevent the Investor under the doctrines of claim preclusion, issue preclusion, res judicata or other similar legal doctrines from pursuing other Claims in a separate arbitration in the future. The parties to this Agreement (the “parties”) hereby agree that the Claims may be arbitrated in one or more Arbitrations pursuant to these Arbitration Provisions (one for an injunction or injunctions and a separate one for all other Claims). The term “Claims” specifically excludes a dispute over Calculations. The parties to the Agreement hereby agree that the arbitration provisions set forth in this Exhibit F (“Arbitration Provisions”) are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2.Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note, “Default Interest”) (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3.The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4.Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 8.6 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under Section 8.6 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 8.6 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

4.2Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, Investor and Company shall each select and submit to the other the name of one (1) arbitrator that is designated as “neutral” or qualified arbitrator by Utah ADR Services (http://www.utahadrservices.com) (such two (2) designated persons hereunder are referred to herein as the “Initial Arbitrators”). For the avoidance of doubt, each Initial Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after the Initial Arbitrators have been selected, the Initial Arbitrators must shall mutually select, by written notice to the parties, a third neutral arbitrator (the “Final Arbitrator”) to act as the arbitrator for the parties under these Arbitration Provisions.

(b) If either party fails to select an Initial Arbitrator, the other party shall give written notice to the dilatory party of such failure upon which the dilatory shall have an additional three (3) days to select an Initial Arbitrator.  If the dilatory party still fails to select an Initial Arbitrator, the other party shall select the Final Arbitrator.

(c) If an Initial Arbitrator chosen declines or is otherwise unable to choose a Final Arbitrator, then the party that selected such Initial Arbitrator may select one (1) other Initial Arbitrator within three (3) calendar days of the date the chosen Initial Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator.

(d) The date that the Final Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”.  If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration.  If Utah ADR Services ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e) Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

4.6Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i)To facts directly connected with the transactions contemplated by the Agreement.

(ii)To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys’ fees.  The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision.  All depositions will be taken in Utah.

(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6Dispositive Motions.  Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.8Authorization; Timing; Scheduling Order. Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

5.Arbitration Appeal.

5.1Initiation of Appeal.  Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below.  The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice.  In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing.  In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned.  In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award.  If no party delivers an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline described in this Paragraph 5.1, the Arbitration Award shall be final.  The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2Selection and Payment of Appeal Panel.  In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a) Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

(b) If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee.  The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

(c) If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d)The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”.  No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel.  If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel.  If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d) Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3Appeal Procedure.  The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice.  Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below).  Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4Timing.

(a)Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final.  If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

(b) Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5Appeal Panel Award.  The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel.  Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards).  Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

5.6Relief.  The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7Fees and Costs.  As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel,  which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6. Miscellaneous.

6.1Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2Governing Law.  These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3Interpretation.  The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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Schedule 2.4
CAPITALIZATION

The Company intends to sell common stock and warrants from time to time for working capital needs of the Company.  The Company has reserved 10,000,000 warrants for consultant compensation.  The Company is also planning on adopting a 2019 Equity Compensation Plan to replace the 2014 Equity Compensation Plan.

Schedule 2.7
LIENS

Bob Bernhard & Associates Mechanical, LLC $666,651.03

Raygen Services, LLC $354,942.68

Less $500,000 paid in March 2019

Total $521,593.71 remaining

Schedule 2.9
CHANGES

Subsequent to March 31, 2018, cannabis grown by the Company developed mold, which resulted a decrease in revenue.